UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements.

Amendment of Employment Agreement with David E. Borowy

On October 29, 2013, David E. Borowy and Bay Bank, F.S.B. (the “Bank”), the wholly-owned bank subsidiary of Carrollton Bancorp (the “Company”), entered into a First Amendment to Employment Agreement (the “Amendment”) to extend the term of Mr. Borowy’s employment with the Bank until October 29, 2014 and otherwise revise the provisions of Section 12 of the parties’ Employment Agreement, dated as of January 3, 2013 (the “Original Agreement” and, as amended by the Amendment, the “Borowy Agreement”).  Mr. Borowy currently serves as the Interim Chief Financial Officer of the Company and the Bank.  Pursuant to the Amendment, and subject to his satisfaction of various conditions, including the execution, delivery and non-revocation of a general release of claims, Mr. Borowy will be entitled to severance from the Bank equal to six months’ base salary, to be paid in six monthly installments (the “Severance”), if his employment is terminated by the Bank without “Cause” (as defined in the Borowy Agreement”) or by Mr. Borowy for “Good Reason” (as defined in the Borowy Agreement).  The Amendment revised the definition of “Good Reason” contained in the Original Agreement to (i) exclude a reduction in Mr. Borowy’s base salary rate that is made pursuant to a broad-based, employee-wide salary reduction program adopted by the Bank’s board of directors, (ii) remove a determination by Mr. Borowy that his responsibilities after the Bank’s merger with Carrollton Bank (the “Reorganization”) are insufficient to support his continued employment, and (iii) include the Bank’s material diminution of Mr. Borowy’s duties as Senior Accounting Officer without his consent following the Bank’s appointment of a permanent Chief Financial Officer.  The Original Agreement provided that the Severance would be payable in the event of a termination by the Bank without Cause only if such termination occurred within 180 days after the Reorganization, and it provided that Severance would be payable in the event of a termination by Mr. Borowy for Good Reason only if such termination occurred between the 60th day and the 180th day following the Reorganization (collectively, the “Timing Limitations”).  In addition to the changes discussed above, the Amendment eliminated the Timing Limitations.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed with this report as Exhibit 10.1.  The material terms of the Original Agreement were summarized in Item 5.02 of the Company’s Current Report on Form 8-K that was filed on April 25, 2013.

Stock Option Agreements

On October 29, 2013, pursuant to its 2007 Equity Plan (the “Plan”), the Company entered into Stock Option Agreements (each, an “Option Agreement” and, collectively, the “Option Agreements”) with certain employees, including Kevin B. Cashen, the President and Chief Executive Officer of the Company and the Bank, and David E. Borowy.  The options granted to Messrs. Cashen and Borowy, which are intended to qualify as incentive stock options under the Internal Revenue Code, entitle them to purchase 41,436 shares and 16,906 shares, respectively, of the Company’s common stock at an exercise price of $5.18 per share, which was the “Fair Market Value” (as defined in the Plan) of a share of the common stock on the date of grant.  The form of Option Agreement is filed with this report as Exhibit 10.2.

Each option will vest at the rate of one-third per year, although the Compensation Committee (the “Committee”) of the Company’s Board of Directors may accelerate the vesting schedule at any time and for any reason.  Subject to earlier termination as provided in the Plan and the Option Agreement, each option has a 10-year term.  If an optionee’s employment with the Company and its subsidiaries is terminated for “Cause” (as defined in the Option Agreement), then any portion of the option that remains unexercised as of the date of termination, whether or not vested, will immediately lapse and be forfeited.  If the optionee’s employment is terminated for any other reason, then the vested portion of the option that remains unexercised as of the date of termination may be exercised as follows:  (i) in the case of a termination due to retirement, until the earlier of 90 days from the date of termination or the expiration of the option’s term; (ii) in the case of a termination due to death or “Disability” (as defined in the Option Agreement), until the earlier of 12 months from the date of termination or the expiration of the option’s term; and (iii) in the case of a termination for any other reason, until the earlier of three months from the date of termination or the expiration of the option’s term.  In all cases, any portion of the option that is unvested as of the date of termination will lapse and be forfeited as of that date.  In the event of a “Change in Control” (as defined in the Plan) of the Company, the options will become fully vested and immediately exercisable and, to the extent not exercised prior to such Change in Control, will remain outstanding after the Change in Control through the expiration of their terms, subject to the Company’s right under certain circumstances to cancel outstanding options in exchange for cash.  If there is any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering or other changes to the Company’s organizational structure of capital structure, then the number and kind of shares subject to the options and the exercise price for such shares will be appropriately adjusted to reflect such event or change.  The options are subject in all respects to the terms of the Plan.

The options will become fully vested and immediately exercisable and, to the extent not exercised prior to such Change in Control, will remain outstanding after the Change in Control through the expiration of their terms, subject to the Company’s right under certain circumstances to cancel outstanding options in exchange for cash.  If there is any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering or other changes to the Company’s organizational structure of capital structure, then the number and kind of shares subject to the options and the exercise price for such shares will be appropriately adjusted to reflect such event or change.  The options are subject in all respects to the terms of the Plan

The foregoing is intended only as a summary of the material terms of the options and is qualified in its entirety by the terms of the Option Agreements.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2013, the Company’s Articles of Incorporation (the “Charter”) were amended to change the Company’s name to Bay Bancorp, Inc.  A copy of the Articles of Amendment that were filed on October 29, 2013 with the State Department of Assessments and Taxation of Maryland (“SDAT”) to effect the name change is filed herewith as Exhibit 3.1.   On September 3, 2013, the Company amended its Charter to effect the declassification of its Board of Directors, which amendment was approved by the Company’s stockholders at the 2013 annual meeting thereof.  A copy of the Articles of Amendment to effect the declassification is filed herewith as Exhibit 3.2.

The Company’s Bylaws have been amended and restated to reflect the foregoing amendments to the Charter.  A copy of the Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.3.

Item 8.01.	Other Information.

In connection with the name change described in Item 5.03 of this report, the Company changed the trading symbol for its common stock as listed on The NASDAQ Capital Market to “BYBK”, effective as of the opening of business on November 1, 2013.  The new CUSIP number for the common stock is 07203T106.

On October 28, 2013, the Company issued a press release to announce the then-pending name and ticker symbol changes.  A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Dated: November 1, 2013	By:	/s/ Kevin B. Cashen
Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment filed with SDAT on October 29, 2013 (filed herewith)

3.2	Articles of Amendment filed with SDAT on September 3, 2013 (filed herewith)

3.3	Amended and Restated Bylaws (filed herewith)

10.1	First Amendment to Employment Agreement between Bay Bank, F.S.B. and David E. Borowy (filed herewith).

10.2	Form of Incentive Stock Option Agreement under the 2007 Equity Plan (filed herewith).

99.1	Press release dated October 28, 2013